Exhibit 2.3

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of                     , 2017, by and between Atlas Resources, LLC, a Pennsylvania limited liability company (“Titan”) and DGOC Partnership Holdings II, LLC, a Delaware limited liability company (“DGOC LLC”).

RECITALS

WHEREAS, Titan holds all of the general partnership interests (the “GP Interests”) in DGOC Series 18(C), L.P., a Delaware limited partnership (“DGOC LP”);

WHEREAS, Titan additionally owns a portion of the limited partnership interests (the “LP Interests”) in DGOC LP pursuant to that certain Distribution Agreement by and between Titan and Atlas Resources Public #18-2009(C) L.P., a Delaware limited partnership, dated                     , 2017; and

WHEREAS, Titan desires to contribute all of its GP Interests and LP Interests in DGOC LP (the “DGOC Interests”) to DGOC LLC, and DGOC LLC desires to receive from Titan the DGOC Interests, such that DGOC LLC will become vested with all of Titan’s legal right, title and interest in and to the DGOC Interests.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. As provided by Section 3.04(d) of the Certificate and Agreement of Limited Partnership of DGOC LP, dated                     , 2017 (the “DGOC LP Agreement”), Titan, as the sole managing general partner (“Managing General Partner”) of DGOC LP, hereby contributes to DGOC LLC, an Affiliate (as defined in the DGOC LP Agreement) of Titan, all of Titan’s right, title and interest in and to the DGOC Interests.

2. The effective time of such contribution shall be on                     , 2017 (the “Effective Time”).

3. At the Effective Time, (i) Titan shall cease to be the Managing General Partner of DGOC LP and (ii) DGOC LLC shall be the substituted Managing General Partner of DGOC LP.

4. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above

ATLAS RESOURCES, LLC

By:
Name:
Title:

DGOC PARTNERSHIP HOLDINGS II, LLC

By:
Name:
Title: